As filed with the Securities and Exchange Commission on February 13, 2008.
Registration No.  333-147578

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRONOS ADVANCED TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	87-0440410
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

464 Common Street, Suite 301 Belmont, MA (Address of Principal Executive Offices)	02478 (Zip Code)

Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan
(Full title of the plan)

Richard F. Tusing
Acting President, acting Chief Executive Officer, acting Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Chief Operating Officer, Treasurer, Secretary	Copies to: Reinaldo Pascual
Kronos Advanced Technologies, Inc.	Paul, Hastings, Janofsky & Walker LLP
464 Common Street, Suite 301	600 Peachtree St., Suite 2400
Belmont, MA 02478	Atlanta, GA 30308
(617) 993-9965	(404) 815-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On November 20, 2007, Kronos Advanced Technologies, Inc. (the “Company”), filed a registration statement on Form S-8 (File No. 333-147578) (the “Registration Statement”).  The Registration Statement registered a total of 100,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Company’s 2007 Stock Incentive Plan.  This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended.  Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of Massachusetts on February 13, 2009.

KRONOS ADVANCED TECHNOLOGIES, INC.

By:	/s/ Richard F. Tusing
Richard F. Tusing
Acting President, acting Chief Executive Officer, acting Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Chief Operating Officer, Treasurer, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard F. Tusing	Acting President, acting Chief
Richard F. Tusing	Executive Officer, acting Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Chief Operating Officer, Treasurer, Secretary and Director	February 13, 2009

/s/ Richard E. Perlman	Director	February 13, 2009
Richard E. Perlman

/s/ Barry M. Salzman	Director	February 13, 2009
Barry M. Salzman

/s/ Jack Silver	Director	February 13, 2009
Jack Silver

/s/ James K. Price	Director	February 13, 2009
James K. Price

/s/ Marc Kloner	Director	February 13, 2009
Marc Kloner